Exhibit 99

News Release NYSE: MYE
Contact(s):
Donald A. Merril, Senior Vice President &
Chief Financial Officer (330) 253-5592
FOR IMMEDIATE RELEASE
Max Barton, Director, Corporate Communications
& Investor Relations (330) 253-5592
Myers Industries Reports 2010 Fourth Quarter & Full Year Results
February 17, 2011, Akron, Ohio — Myers Industries, Inc. (NYSE: MYE) today reports results for the fourth quarter and year ended December 31, 2010.
2010 Fourth Quarter Highlights from Continuing Operations:
•	Net sales were $188.2 million compared to $188.3 million in the fourth quarter of 2009.

•	The Company reported a loss from continuing operations of $50.5 million or $1.43 per share compared to income from continuing operations of $2.0 million or $0.06 per share in the fourth quarter of 2009. Results for 2010 include a non-cash goodwill impairment charge of $72.0 million in the Lawn and Garden Segment. In addition, results for both 2010 and 2009 include special gains and pre-tax expenses. See the Reconciliation of Non-GAAP Financial Measures at the end of this release.

•	Excluding the impairment charge, special gains and expenses noted above, adjusted income from continuing operations was $4.2 million or $0.12 per share compared to $3.1 million or $0.09 per share in 2009.

•	Gross profit was 23.5% in the fourth quarter compared to 20.0% in the fourth quarter of 2009. Higher gross margins were achieved through pricing, favorable product mix and operations excellence initiatives.
2010 Full Year Highlights from Continuing Operations:
•	Net sales were $737.6 million for the year, an increase of 5% compared to $701.8 million in 2009, primarily due to continued end market recovery.

•	Loss from continuing operations was $42.8 million or $1.21 per share compared to income from continuing operations of $7.0 million or $0.20 per share in 2009. In addition to the goodwill impairment charge discussed above, results for both 2010 and 2009 include special gains and pre-tax expenses. See the Reconciliation of Non-GAAP Financial Measures at the end of this release.

•	Excluding the impairment charge, special gains and expenses, adjusted income from continuing operations was $13.0 million or $0.37 per share for the year compared to $19.5 million or $0.55 per share in 2009.
Commenting on the Company’s results, President and Chief Executive Officer John C. Orr said, “I am pleased with the progress we made toward improved operating results during the fourth quarter. We remain focused on pricing and operations excellence initiatives to strengthen our performance, especially in our Lawn and Garden Segment where we are starting to realize benefits from these actions.”
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1293 South Main Street • Akron, Ohio 44301 • (330) 253-5592 • Fax: (330) 761-6156	NYSE/MYE

Myers Industries Reports 2010 Fourth Quarter & Full Year Results — 02/17/11	page 2 of 6
Results from Continuing Operations — As Reported, Fourth Quarter Ended December 31, 2010:
$ millions, except per share data

	As Reported
	Fourth Quarter Ended Dec. 31
Consolidated Results:	2010	2009	% Change
Net Sales	$188.2	$188.3	0.0%
(Loss) Income Before Taxes	$(62.4)	$2.6	—
(Loss) Income, Net of Taxes	$(50.5)	$2.0	—
(Loss) Income Per Share	$(1.43)	$0.06	—

	As Reported
	Fourth Quarter Ended Dec. 31
Segment Net Sales	2010	2009	% Change
Lawn & Garden	$59.5	$60.3	-1%
Material Handling	$65.5	$67.7	-3%
Distribution	$46.3	$43.2	7%
Engineered Products	$22.6	$21.5	5%

	As Reported
Segment Income	Fourth Quarter Ended Dec. 31
(Loss) Before Taxes	2010	2009	% Change
Lawn & Garden	$(71.4)	$5.8	—
Material Handling	$6.6	$(0.3)	—
Distribution	$4.1	$4.3	-5%
Engineered Products	$0.9	$(0.4)	—
Fourth Quarter Sales by Segment — Lawn and Garden Segment sales were down slightly compared to last year’s fourth quarter. Material Handling Segment sales were also down slightly despite increased sales of “legacy” product lines, such as specialty reusable plastic bulk containers for agriculture, which helped offset significantly lower custom pallet sales compared to the fourth quarter of 2009. In the Distribution Segment, sales of tire service products, particularly capital equipment, outpaced last year. Sales in the Engineered Products Segment increased on continued strength across most end markets served.
Fourth Quarter Income Before Taxes by Segment, as Adjusted — In the Lawn and Garden Segment, income before taxes was $0.8 million as profit initiatives, including pricing implemented late in the year, began to reflect improvements. In the Material Handling Segment, strong improvement to $6.9 million, compared to $2.2 million in 2009, was achieved primarily through favorable mix. In the Distribution Segment, income before taxes was unchanged compared to the fourth quarter of 2009. In the Engineered Products Segment, demand and mix remained the key factors for steady performance. See the Reconciliation of Non-GAAP Financial Measures at the end of the release for details on adjustments to pre-tax income by segment.
Results from Continuing Operations — As Reported, Year Ended December 31, 2010:
$ millions, except per share data

	As Reported
	Year Ended Dec. 31
Consolidated Results:	2010	2009	% Change
Net Sales	$737.6	$701.8	5%
(Loss) Income Before Taxes	$(51.0)	$8.8	—
(Loss) Income, Net of Taxes	$(42.8)	$7.0	—
(Loss) Income Per Share	$(1.21)	$0.20	—

	As Reported
	Year Ended Dec. 31
Segment Net Sales	2010	2009	% Change
Lawn & Garden	$223.8	$220.3	2%
Material Handling	$257.8	$254.0	2%
Distribution	$175.0	$163.0	7%
Engineered Products	$104.8	$86.0	22%

	As Reported
Segment Income	Year Ended Dec. 31
(Loss) Before Taxes	2010	2009	% Change
Lawn & Garden	$(74.6)	$16.7	—
Material Handling	$22.6	$13.6	66%
Distribution	$15.2	$13.7	11%
Engineered Products	$8.9	$0.8	1,013%
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Myers Industries Reports 2010 Fourth Quarter & Full Year Results — 02/17/11	page 3 of 6
Gross profit was 22.3% for 2010 versus 24.3% in 2009. Although margins declined year over year, significant progress was made in the second half of 2010 to improve margins and offset the impact of substantially higher raw material costs.
The Company also benefited from a reduction in net interest expense of $1.1 million for the year compared to 2009, due to lower debt levels.
Adjusted for the impairment charge, special gains and expenses detailed in the Reconciliation of Non-GAAP Financial Measures, income from continuing operations was $13.0 million or $0.37 per share for the year compared to $19.5 million or $0.55 per share in 2009.
2010 Sales by Segment — In the Lawn and Garden Segment, full year sales were up 2%, benefiting from slightly higher unit volumes. Sales improvement in the Material Handling Segment was driven by market recovery throughout the year, including strong sales in the agriculture market and improved industrial demand, which offset substantial reductions in custom pallets. Distribution Segment sales were up 7%, maintaining consistent higher performance through the year. In the Engineered Products Segment, the 22% sales increase for the year reflects strong sales into the recreational vehicle market, as well as strengthening in the automotive original equipment market.
2010 Income Before Taxes by Segment, as Adjusted — The Lawn and Garden Segment had a full year loss of $2.2 million, primarily due to significantly higher and volatile raw material costs. In the Material Handling Segment, income of $23.3 million, a 44% improvement over 2009, was achieved with favorable sales mix and pricing in specialty, legacy product lines. In the Distribution Segment, increased volume during the year drove a 15% improvement over 2009. Favorable demand and pricing in markets served by the Engineered Products Segment produced significant improvement, with income before taxes of $9.8 million compared to $4.6 million in 2009. See the Reconciliation of Non-GAAP Financial Measures at the end of the release for details on adjustments to pre-tax income by segment.
Cash from Operations, Capital Expenditures and Debt Position
Cash flow from operations for the year was $45.7 million. Capital expenditures were $20.5 million in 2010 compared to $16.0 million in 2009. Total debt was reduced $20.5 million to $83.8 million at December 31, 2010, compared to $104.3 million at December 31, 2009. At December 31, 2010, the Company had more than $130 million of available borrowing under its committed credit agreement.
Summary & 2011 Outlook
The Company’s end markets continued to provide gradual recovery over the course of 2010. Through the application of its five strategic principles — Customer Dedication, Innovation, Operations Excellence, Organization Development and Financial Strength — the Company believes it is prepared for significant improvement. The Company’s focus on these five principles across its leadership brands aggressively positions it to pursue growth opportunities as its markets and customers rebound.
“While challenges remain, Myers Industries is producing solid operating results,” Orr said. “This momentum is flowing into 2011, and we are confident that we have set the stage for stronger levels of performance in our businesses.”
Conference Call Details The Company will host an earnings conference call and webcast for investors and analysts on Thursday, February 17, 2011 at 11:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at (877) 407-8033. Callers are asked to sign on at least five minutes in advance. The call will be available as a webcast through the Company’s web site, www.myersindustries.com. Click on the Investor Relations tab. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to a telephone replay, callers should dial: (US) 877-660-6853 or (Int’l) 201-612-7415. The conference account number is 286 and the conference ID number is 364874.
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Myers Industries Reports 2010 Fourth Quarter & Full Year Results — 02/17/11	page 4 of 6
     About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.
About the 2010 Fourth Quarter and Full-Year Financial Results: The data herein is unaudited and reflects our current best estimates and may be revised as a result of management’s further review of our results for the quarter and year ended Dec. 31, 2010. During the course of the preparation of our final consolidated financial statements and related notes, we may identify items that would require us to make material adjustments to the preliminary financial information presented.
Caution on Forward-Looking Statements: Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking.” Words such as “expect,” “believe,” “project,” “plan,” “anticipate,” “intend,” “objective,” “goal,” “view,” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control, that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; ability to weather the current economic downturn; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and from the Company’s Investor Relations section of its web site, at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.
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Myers Industries Reports 2010 Fourth Quarter & Full Year Results — 02/17/11	page 5 of 6
MYERS INDUSTRIES, INC. CONDENSED STATEMENTS OF INCOME (LOSS)
($ in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net Sales	$188,245	$188,294	$737,618	$701,834
Cost of Sales	144,061	150,709	573,094	530,939

Gross Profit	44,184	37,584	164,524	170,896
Selling, General & Administrative Expenses	36,579	31,891	140,153	148,296
Impairment Charges	72,014	1,312	72,014	5,462

Total Operating Expenses	108,593	33,203	212,167	153,758

Operating (Loss) Income	(64,409)	4,381	(47,643)	17,137
Other Income, Net	3,827	—	3,827	—
Interest Expense, Net	1,832	1,822	7,205	8,304

Income (Loss) from Continuing Operations Before Income Taxes	(62,414)	2,559	(51,021)	8,833
Income Tax Expense (Benefit)	(11,930)	517	(8,187)	1,838

Income (Loss) from Continuing Operations	(50,484)	2,042	(42,834)	6,995
Income (Loss) from Discontinued Operations, Net of Tax	—	(1,101)	—	(7,678)

Net Income (Loss)	$(50,484)	$941	$(42,834)	$(683)

Income (Loss) Per Basic & Diluted Common Share
Continuing Operations	$(1.43)	$0.06	$(1.21)	$0.20
Discontinued Operations	—	(0.03)	—	(0.22)

Net Income (Loss) Per Share	$(1.43)	$0.03	$(1.21)	$(0.02)

Weighted Average Common Shares Outstanding	35,314,559	35,277,433	35,304,817	35,266,324

CONDENSED STATEMENTS OF FINANCIAL POSITION
($ in thousands)

	December 31,	December 31,
	2010	2009

Assets
Current Assets	$213,847	$206,548
Other Assets	66,733	145,000
Property, Plant & Equipment	151,815	158,418

	$432,395	$509,966

Liabilities & Shareholders’ Equity
Current Liabilities	$106,331	$169,025
Long-term Debt, less current portion	83,530	38,890
Deferred Income Taxes	24,793	38,370
Other Liabilities	5,936	5,683
Shareholders’ Equity	211,805	257,998

	$432,395	$509,966

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Myers Industries Reports 2010 Fourth Quarter & Full Year Results — 02/17/11	page 6 of 6
MYERS INDUSTRIES, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INCOME (LOSS) BEFORE TAXES BY SEGMENT
($ in millions)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2010	2009	2010	2009
Lawn & Garden
Income (loss) before taxes as reported	(71.4)	5.8	(74.6)	16.7

Restructuring expenses	0.2	1.5	0.4	8.8
Fixed asset impairments	0.0	0.0	0.0	2.0
Gain on plant sale	0.0	(3.3)	0.0	(3.3)
Goodwill impairment	72.0	0.0	72.0	0.0

Income (loss) before taxes as adjusted	0.8	4.0	(2.2)	24.2

Material Handling
Income (loss) before taxes as reported	6.6	(0.3)	22.6	13.6

Restructuring expenses	0.3	2.5	1.4	2.6
Gain on plant sale	0.0	0.0	(0.7)	0.0

Income before taxes as adjusted	6.9	2.2	23.3	16.2

Engineered Products
Income (loss) before taxes as reported	0.9	(0.4)	8.9	0.8

Restructuring expenses	0.2	1.1	0.9	1.5
Fixed asset impairments	0.0	0.4	0.0	2.3

Income before taxes as adjusted	1.1	1.1	9.8	4.6

Distribution
Income before taxes as reported	4.1	4.3	15.2	13.7

Restructuring expenses	0.2	0.0	0.6	0.0

Income before taxes as adjusted	4.3	4.3	15.8	13.7

Corporate and interest expense Income (loss) before taxes as reported	(2.7)	(6.8)	(23.0)	(35.9)

Restructuring — consulting fees and other	0.0	0.0	0.6	7.7
Claims Settlement Gain	(3.8)	0.0	(3.8)	0.0

Income (loss) before taxes as adjusted	(6.6)	(6.8)	(26.2)	(28.2)

Myers Industries — Consolidated
Income (loss) from continuing operations before taxes as reported	(62.4)	2.6	(51.0)	8.8
Restructuring expenses and other adjustments	69.0	2.2	71.3	21.6

Income from continuing operations before taxes as adjusted	6.6	4.8	20.3	30.4
Income Taxes at 36%	2.4	1.7	7.3	10.9

Income from continuing operations as adjusted	4.2	3.1	13.0	19.5

Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operational activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) from continuing operations or other consolidated income data prepared in accordance with GAAP. The tax rate used is believed to be approximately equal to the Company’s normalized effective rate for income taxes. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.
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